Exhibit 16.1
Armanino LLP
50 West San Fernando Street
Suite 500
San Jose, CA, 95113
408 200 6400 main
408.200.6401 fax
Armanino.com

August 4, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K of SoundHound AI, Inc. dated August 4, 2023, and agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Armanino LLP
San Jose, California